UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported):

April 4, 2011 (April 4, 2011)

DJO Finance LLC

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-142188 (Commission File Number)	20-5653965 (IRS Employer Identification No.)

1430 Decision Street

Vista, CA 92081

(760) 727-1280

(Address, including zip code, and telephone number,
 including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 8.01.    Other Events.

On April 4, 2011, our parent company, DJO Global, Inc. (“DJO” or the “Company”) issued a press release announcing that its indirect wholly owned subsidiaries, DJO Finance LLC (“DJOFL”), an indirect wholly owned subsidiary of DJO, and DJO Finance Corporation, a wholly owned subsidiary of DJOFL (“DJOFC” and together with DJOFL, the “Issuers”) intend to offer, in a private offering subject to market and other conditions, $300 million aggregate principal amount of senior notes due 2018 (the “notes”).  DJOFL intends to use the net proceeds from the offering to fund the estimated $254.6 million purchase price for the acquisition of Rikco International, LLC, D/B/A Dr. Comfort (“Dr. Comfort”), a provider of therapeutic footwear, pay estimated fees and expenses associated with the acquisition and the related financing and repay an estimated $25.4 million of borrowings currently outstanding on DJOFL’s senior secured revolving credit facility. The full text of the press release is set forth as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Exhibit
Exhibit 99.1	Press release dated April 4, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

DJO FINANCE LLC
Date: April 4, 2011
	By:	/s/ Vickie L. Capps
	Name:	Vickie L. Capps
	Title:	Executive Vice President, Chief Financial
Officer and Treasurer

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